UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2024
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Allogene Therapeutics, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38693	82-3562771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
210 East Grand Avenue, South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 457-2700
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALLO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On November 11, 2024, Allogene Therapeutics, Inc. (the “Company”) decided to discontinue enrollment in its Phase 1 cohort in the ALPHA2 clinical trial to evaluate cemacabtagene ansegedleucel (“cema-cel”) as a treatment for relapsed or refractory chronic lymphocytic leukemia (CLL) in patients previously treated with BTKi and BCL2i therapies. While there is an ongoing need for additional treatment options for these patients, and interest in this cohort remains high among investigators, enrollment in the trial has been slower than anticipated due in part to the emergence of new alternative treatment options. Consequently, the Company is discontinuing enrollment in this trial and reallocating resources to other programs.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOGENE THERAPEUTICS, INC.

By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President, Chief Executive Officer
Dated: November 13, 2024